To:       Dennis F. Gibson
          13340 Hunnington Drive
          Apple Valley, MN  55124

From:     Rodney H. Burreson, President/CEO Roex, Inc.

Subject:  Loan Agreement

     As an inducement for you to guarantee the performance of a loan agreement to be entered into between Farmers State Bank, Madelia, MN and Roex, Inc., Roex Inc. agrees to pay Dennis F. Gibson and /or assignee $1.00 per bottle on the sale of Roex Olive Leaf Extract "Oleuropein" beginning from the date of first sale and ending five years there after. This agreement shall stay in effect even though the loan may be paid off sooner. The payment shall be on the 10th of the month for the previous sales.

                                 Sincerely,

                              /s/ RODNEY H. BURRESON
                                  --------------------
                                  Rodney H. Burreson

12/1/97

     This agreement is changed as follows:

     Roex, Inc. agrees to pay Dennis F. Gibson and/or assignee $0.50 (fifty cents) per bottle on the sale of Roex Olive Leaf - etc.

     This change shall be effective as of 1 Nov. 97 as agreed upon.

                              /s/ DENNIS F. GIBSON
                                  ----------------
                                  Dennis F. Gibson